The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-155803

Subject to Completion, dated May 7, 2009.

Prospectus Supplement

(To Prospectus dated December 1, 2008)

$

Corning Incorporated

    % Notes due

Corning Incorporated is offering an aggregate of $                 % Notes due             .

We will pay interest on the notes on             and             of each year, beginning on                      , 2009. The notes will mature on                     .

The notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will not be entitled to the benefit of any sinking fund and will not be listed on any securities exchange. There is no public market for the notes.

We may redeem the notes at our option at any time, in whole or in part, at the redemption prices described in this prospectus supplement. If a change of control triggering event occurs, we will be required to make an offer to repurchase the notes for cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Investing in the notes involves risks. For a discussion of certain factors that should be considered, see “Risk Factors” beginning on page S-6 of this prospectus supplement.

	Per Note		Total

Public offering price(1)%			$

Underwriting discount		%	$

Proceeds, before expenses, to Corning Incorporated		%	$

(1)	Plus accrued interest, if any, from , 2009, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors in book-entry form only through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.) on or about                     , 2009.

Joint Book-Running Managers

J.P. Morgan	Deutsche Bank Securities

Prospectus Supplement dated                     , 2009

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of the notes in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the information we have previously filed with the Securities and Exchange Commission that we incorporate by reference is accurate as of any date other than their respective dates. If information in this prospectus supplement updates information in the accompanying prospectus, the information in the prospectus supplement will apply and will supersede that information in the prospectus.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, the words “Corning,” “Company,” “we,” “us,” and “our” refer to Corning Incorporated and its subsidiaries.

This prospectus supplement contains the terms of this offering. This prospectus supplement, and the information incorporated by reference in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will control and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” in the accompanying prospectus.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Corning, the underwriters or any other person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the affairs of Corning since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to its date.

This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and the accompanying prospectus are forward-looking statements. These forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These forward-looking statements involve risks and uncertainties that may cause the actual outcome to be materially different. Such risks and uncertainties include, but are not limited to:

•	global economic and political conditions;

•	tariffs, import duties and currency fluctuations;

•	product demand and industry capacity;

•	competitive products and pricing;

•	availability and costs of critical components and materials;

•	new product development and commercialization;

•	order activity and demand from major customers;

•	fluctuations in capital spending by customers;

•	possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, or major health concerns;

•	facility expansions and new plant start-up costs;

•	effect of regulatory and legal developments;

•	ability to pace capital spending to anticipated levels of customer demand;

•	credit rating and ability to obtain financing and capital on commercially reasonable terms;

•	adequacy and availability of insurance;

•	financial risk management;

•	acquisition and divestiture activities;

•	rate of technology change;

•	level of excess or obsolete inventory;

•	ability to enforce patents;

•	adverse litigation;

•	product and components performance issues;

•	retention of key personnel;

•	stock price fluctuations;

•	rate of customer acceptance of LCD televisions;

•	a downturn in demand or decline in growth rates for LCD glass substrates;

•	customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their manufacturing expansions and ongoing operations;

•	fluctuations in supply chain inventory levels;

•	equity company activities, principally at Dow Corning Corporation and Samsung Corning Precision;

•	movements in foreign exchange rates, primarily the Japanese yen, Euro, and Korean won; and

•	other risks detailed in Corning’s SEC filings.

PROSPECTUS SUPPLEMENT SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. To understand the specific terms of the notes, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in the accompanying prospectus carefully.

About the Company

We trace our origins to a glass business established in 1851. Our present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

We are a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials, and Life Sciences. Corning manufactures and processes products at more than 51 plants in 15 countries.

The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (LCDs), which are used primarily in notebook computers, flat panel desktop monitors and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Environmental Technologies segment products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. The Life Sciences segment manufactures laboratory products including microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass breakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

Summary of Certain Terms of the Notes

Issuer	Corning Incorporated

Notes Offered	$ aggregate principal amount of % notes due (the “notes”).

Maturity Date	The notes will mature on .

Interest Rate	The notes will bear interest at the rate of % per year.

Interest Payment

Dates	and of each year, beginning on , 2009.

Record Dates	or , as the case may be, of each year immediately preceding each interest payment date.

Optional Redemption	The notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption. See “Description of the Notes —Optional Redemption.”

Ranking	The notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, see “Use of Proceeds.”

Certain Covenants	The indenture governing the notes contains certain affirmative and negative covenants that, among other things, will:

•

limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to grant liens under certain circumstances on stock or indebtedness of certain of our subsidiaries, or on certain of our properties or those of certain subsidiaries, to secure our debt or that of any other person without providing equal and ratable security for the notes; and

•	limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to enter into sale/leaseback transactions.

Further Issuances	We may from time to time, without notice to or consent of the holders of the notes, issue further notes ranking equally and ratably with the notes.

Repurchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of the notes — Repurchase Upon Change of Control Triggering Event.”

Form and Denominations	The notes will initially be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York (“DTC”). The notes will be issued in registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000.

Trustee	The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank).

RISK FACTORS

You should consider carefully the following risks, together with the other information included or incorporated by reference in this prospectus supplement, before making a decision to participate in an offering for the sale of the notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the notes, could decline, and you might lose all or part of your investment.

Risks Relating to our Business

See the risk factors set forth in Corning’s Annual Report on Form 10-K for the year ended December 31, 2008, and are incorporated by reference in this prospectus supplement, for a discussion of certain risks relating to our business.

Risks Relating to the Notes

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. We cannot assure you:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own, or the price at which you may be able to sell your notes.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. Accordingly, the notes are structurally subordinated to the liabilities, including trade payables, lease commitments and moneys borrowed, of our subsidiaries. In addition, the indenture governing the notes does not contain any limitation on the amount of liabilities, such as trade payables, that may be incurred by our subsidiaries. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization, and the ability of holders of the notes to benefit indirectly those assets, will be effectively subordinated to the claims of creditors, including trade creditors, of that subsidiary.

A majority of our operations are conducted through our subsidiaries. We expect that payments of interest and principal that we make on the notes will be made only to the extent that our operating subsidiaries can distribute cash or other property to us. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available to us for that purpose, whether by dividends, loans or other payments.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, if the notes cease to be rated investment grade by the rating agencies, and unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Repurchase Event (as defined in “Description of Notes —Repurchase Upon Change of Triggering Event”), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. The terms of our other existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of notes in certain circumstances. Our failure to purchase the notes as required by their terms would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes and could lead to a cross-default under the terms of our existing and future indebtedness. See “Description of Notes — Repurchase Upon Change of Control Repurchase Event.”

The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction.

The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event.

Changes in our credit ratings or the debt markets could adversely affect the price of the notes.

The price at which the notes may be sold depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other comparable companies or companies in similar industries to us ;

•	our financial condition, financial performance and future prospects;

•	the overall condition of the financial markets; and

•	the market, if any, for the notes.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies periodically review their ratings and ratings outlook for various companies, including us. The credit rating agencies evaluate our industry as a whole, our competitors and various markets in which we compete, and may change their credit rating for us based on their view of these factors. A negative change in our rating or outlook could have an adverse effect on the price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $            million after deducting the underwriting discount and the estimated offering expenses we will pay.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $            .

We intend to use the net proceeds of this offering for general corporate purposes.

We will invest the net proceeds in short-term, interest-bearing, investment-grade obligations until they are applied as described above.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of March 31, 2009. We have presented our capitalization:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance of notes offered hereby.

You should read the following table along with our financial statements and the accompanying notes to those statements, together with management’s discussion and analysis of financial condition and results of operations, set forth in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on form 10-Q for the period ended March 31, 2009, as well as other filings and reports, that we have incorporated by reference in this prospectus supplement.

	March 31, 2009
	Actual	As Adjusted
	(in millions, except share and per share amounts)
Cash, cash equivalents, and short-term investments	$2,585	$

Current maturities of long-term debt	$68		$68
Long-term debt excluding current maturities	1,596		1,596
Notes offered hereby	—

Total long-term debt excluding current maturities	1,596
Shareholders’ equity:
Common Stock—par value $0.50 per share; shares authorized: 3.8 billion; shares issued: 1,612 million	806		806
Additional paid-in capital	12,576		12,576
Retained earnings	1,876		1,876
Treasury stock, at cost; Shares held: 63 million	(1,202)		(1,202)
Accumulated other comprehensive loss (Note 16)	(1,409)		(1,409)
Total Corning Incorporated shareholders’ equity	12,647		12,647

Noncontrolling interests	48		48

Total equity	12,695		12,695

Total Capitalization	$14,359	$

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	12.8x	19.7x	15.3x	10.6x	6.3	*

*	Loss before taxes and fixed charges as adjusted were inadequate to cover total fixed charges by approximately $1,458 million and inadequate to cover fixed charges and pre-tax preferred dividend requirement by approximately $1,458 million at December 31, 2004.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxes on income, and adjusted for (i) dividends received from equity investees; (ii) amortization of previously capitalized interest; and (iii) fixed charges net of capitalized interest.

Fixed charges consist of: (i) interest on indebtedness, including capitalized interest; (ii) amortization of debt issuance costs; and (iii) a portion of rental expenses which represents an appropriate interest rate factor.

DESCRIPTION OF THE NOTES

The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions, if any, described in the accompanying prospectus that will not apply to the notes. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

We will issue the notes under an indenture (the “Indenture”) dated as of November 8, 2000, between us and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee.

The following summary of certain provisions of the Indenture, the officers’ certificate issued in accordance with the Indenture, and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture, the officers’ certificate and the notes, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the notes. We urge you to read the indenture, officers’ certificate and the notes because they, and not this description, define your rights as holders of the notes. You may obtain a copy of the Indenture and the officers’ certificate (which includes the form of the notes) from us upon request, as set forth under “Where You Can Find Additional Information.”

Title

        % Notes due         .

Further Issuances

Corning may, without notice to or consent of the holders of the notes, re-open this offering and issue additional notes having the same ranking, interest rate, maturity date and other terms as the notes being offered by this prospectus supplement. The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Any additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of debt securities under the Indenture.

Total Initial Principal Amount of Notes

$            .

Maturity of Notes

The notes will mature on         .

Interest Rate on Notes

The interest rate on the notes is     % per year, computed on the basis of a 360-day year consisting of twelve 30-day months.

Date Interest Begins to Accrue on Notes

Interest will begin to accrue on the notes on                     , 2009.

Interest Payment Dates

Corning will pay interest on the notes on              and              of each year (each an “Interest Payment Date”). Interest payable on each Interest Payment Date will include interest accrued from                     , 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

First Interest Payment Date

                    , 2009.

Regular Record Dates for Interest

Corning will pay interest payable on any Interest Payment Date to the person in whose name a note is registered at the close of business on             or             , as the case may be, next preceding such Interest Payment Date.

Ranking

The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. At December 31, 2008, we had no secured debt outstanding.

Trustee, Registrar and Paying Agent

The Trustee will initially be the securities registrar and paying agent and will act as such only at its offices in New York, New York. Corning may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Global Securities

The notes will be represented by one or more global securities registered in the name of a nominee of DTC. Corning will issue the notes in denominations of $2,000 and integral multiples of $1,000. Corning will deposit the global securities with DTC and will register the global securities in the name of DTC’s nominee. See “Description of Debt Securities — Legal Ownership of Debt Securities” and “Description of Debt Securities — What Is a Global Security” in the accompanying prospectus.

Optional Redemption

The notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus             basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

If we decide to redeem less than all of the outstanding notes, the Trustee will select the notes to be redeemed:

•	by lot,

•	pro rata, or

•	by any other method the Trustee considers fair and appropriate.

Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated, and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.

Repurchase Upon Change of Control Repurchase Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer to repurchase each holder’s notes in cash at a price equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of notes, a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will be required to promptly mail, to each holder who properly tendered notes, the Change of Control Payment for such notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

The provisions in the Indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event.

For purposes of the repurchase provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the first day on which a majority of the members of our board of directors is not composed of Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock , measured by voting power rather than number of shares; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or our intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the notes were issued; or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by us (as certified by our chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund

There is no sinking fund for the notes.

Certain Covenants

The Indenture governing the notes contains certain covenants that, among other things, will:

•

limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to grant liens under certain circumstances on stock or indebtedness of certain of our subsidiaries, or on certain of our properties or those of certain subsidiaries, to secure our debt or that of any other person without providing equal and ratable security for the notes; and

•	limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to enter into sale/leaseback transactions.

These covenants are described under the caption “Description of Debt Securities — Restrictive Covenants and Defeasance” in the accompanying prospectus.

Defeasance

The notes are subject to Corning’s ability to choose “full defeasance” and “covenant defeasance” as described under the caption “Description of Debt Securities — Restrictive Covenants and Defeasance — Defeasance and Covenant Defeasance” in the accompanying prospectus.

Book-entry System

The notes will be initially issued in global form, and definitive certificated notes will not be issued except in the limited circumstances described below. One or more fully registered global certificates representing the notes (the “global securities”) will be issued for the notes, in the aggregate principal amount thereof, and will be deposited with or on behalf of The Depository Trust Company (“DTC”), as depositary, and registered in the name of Cede & Co., as DTC’s nominee. The provisions relating to global securities, including those set forth under “Description of Debt Securities — Legal Ownership of Debt Securities” and “— What is a Global Security” in the accompanying prospectus will apply to the notes.

Investors may hold interests in the global securities through DTC in the United States: if they are participants in DTC, or indirectly through organizations that are participants in DTC. Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. currently acts as U.S. depositary for Clearstream and JP Morgan Chase Bank currently acts as U.S. depositary for Euroclear (in such capacities, the “U.S. depositaries).

DTC

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“DTC participants”) deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream advises that it is incorporated under Luxembourg law as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear transactions through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the “terms and conditions”). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Book-entry system procedures

Purchases of notes under DTC’s system must be made by or through direct DTC participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchasers of the notes represented by a global security, who are the beneficial owners of the notes, is in turn to be recorded on the direct and indirect DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect DTC participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in any global security representing notes are to be accomplished by entries made on the books of

DTC participants acting on behalf of beneficial owners. Beneficial owners of any global security representing notes will not receive notes in definitive form representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued or certain other events described herein occur.

The deposit of global securities with or on behalf of DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the notes. DTC’s records reflect only the identity of the direct DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. DTC participants are responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a global security.

Conveyance of notices and other communications by DTC to direct DTC participants, by direct DTC participants to indirect DTC participants, and by direct DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the interest of each DTC participant in the notes to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to the global securities representing the notes. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct DTC participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the global securities representing the notes will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct DTC participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name”, and will be the responsibility of those DTC participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of the trustee, disbursement of those payments to direct DTC participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect DTC participants. Neither we nor the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the notes by DTC or the direct or indirect DTC participants or for maintaining or reviewing any records of DTC or the direct or indirect DTC participants relating to ownership interests in the notes or the disbursement of payments in respect of the notes.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee. If that occurs and a successor securities depositary is not obtained, notes in definitive form are required to be printed and delivered. Additionally, we may decide to discontinue use of a system of book-entry transfers through DTC (or a successor securities depositary). In that event, notes in definitive form will be printed and delivered.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable and we do not take any responsibility for its accuracy. This information is subject to any changes to the arrangements between or among us, DTC, Clearstream and Euroclear and any changes to procedures that may be instituted unilaterally by DTC, Clearstream or Euroclear. We will not have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants under the rules and procedures governing them.

Global clearance and settlement procedures

The underwriters will make settlement for the notes in immediately available or same-day funds. So long as the notes are represented by the global securities, Corning will make all payments of principal and interest in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using the depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Governing Law

The Indenture and the notes are governed by and will be construed in accordance with New York law.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquired our notes upon original issuance at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of notes are sold for money.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” or a partnership or other pass-through entity for United States federal income tax purposes). A change in law may alter significantly the tax considerations that we describe in this summary.

If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States federal withholding tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related directly or indirectly to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States federal income tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or any gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

United States federal income tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “— United States federal withholding tax” are satisfied) generally in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States federal estate tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for the exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States federal withholding tax” without regard to the certification requirement described in the fifth bullet point of that section.

Information reporting and backup withholding

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the certification described above in the fifth bullet point under “— United States federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or exchange (including retirement or redemption) of our notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code) or you otherwise establish an exemption.

Backup withholding is not a tax, and any amounts withheld will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished in a timely manner to the IRS.

UNDERWRITING

Subject to the terms and conditions of the pricing agreement and the underwriting agreement, the underwriters have agreed to purchase from us severally, and we have agreed to sell to each underwriter severally, the principal amount of notes set forth next to each underwriter’s name below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities Inc.	$
Deutsche Bank Securities Inc.

Total	$

The pricing agreement and the underwriting agreement provide that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions and that, the underwriters will purchase all of the notes offered by this prospectus supplement, if any of the notes are purchased.

We have been advised by the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the offering price and other selling terms.

Please see “Use of Proceeds” in this prospectus supplement for an estimate of our share of the total expenses for this offering. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters and their affiliates have provided and in the future may continue to provide investment, commercial lending and banking and other financial advisory services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each Underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF THE NOTES

The validity of the notes is being passed upon for us by Vincent P. Hatton, Esq., Senior Vice President and General Counsel of Corning. The validity of the notes we are offering is being passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CORNING INCORPORATED

Debt Securities

Debt Warrants and Equity Warrants

Preferred Stock

Depositary Shares

Common Stock

We may offer and sell, from time to time, in one or more offerings, the securities that we describe in this prospectus.

When we offer securities, we will provide you with a prospectus supplement or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities. You should read this prospectus and the accompanying prospectus supplement or other offering materials carefully before you invest in our securities.

The common stock of Corning Incorporated is quoted on the New York Stock Exchange under the symbol “GLW.”

Investing in our securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 1, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will describe the specific terms of the offering and the specific manner in which the securities will be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to the offering, which we refer to, along with any pricing supplement, as “other offering material”. The prospectus supplement or other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement or other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read this prospectus, the prospectus supplement or other offering materials, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus, the prospectus supplement or other offering materials, including the information incorporated by reference, before making an investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

The SEC allows us to incorporate by reference into this prospectus the information we file with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 31;

•	our Current Reports on Form 8-K filed on February 12, 2008, February 29, 2008, March 14, 2008, April 25, 2008 and June 30, 2008; and

•	our definitive proxy statement filed on March 10, 2008 pursuant to Section 14 of the Exchange Act.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, definitive proxy statements and amendments to those reports and statements, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.corning.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Attention: Corporate Secretary

(607) 974-9000

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed, until we complete the offerings covered by this prospectus.

FORWARD LOOKING STATEMENTS

Some of the statements included in this prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve a number of risks and uncertainties. These statements relate to our future plans, objectives, expectations and estimates and may contain words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” or similar expressions. Our actual results could differ materially from what is expressed or forecasted in our forward-looking statements. Some of the factors that could contribute to these differences include those discussed under “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to update any forward-looking statements in this prospectus as a result of new information or future events or developments.

CORNING INCORPORATED

We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. In this prospectus, references to “Corning”, “us”, “we”, or “our” mean Corning Incorporated and do not include the subsidiaries of Corning Incorporated.

We are a global, technology-based corporation that operates in five reportable business segments:

•	Display Technologies;

•	Telecommunications;

•	Environmental Technologies;

•	Specialty Materials; and

•	Life Sciences.

Display Technologies manufactures liquid crystal display glass for flat panel displays. Telecommunications manufactures optical fiber, cable and hardware and equipment components for the telecommunications industry. Environmental Technologies manufactures ceramic substrates and filters for automotive and diesel applications. Specialty Materials manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Life Sciences manufactures glass and plastic consumables for scientific applications.

Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

RISK FACTORS

The securities to be offered may involve various degrees of risk, including the risks described in the documents incorporated by reference in this prospectus or described in any accompanying prospectus supplement or other offering materials. You should carefully consider the important factors set forth in the documents incorporated by reference in this prospectus or described in any accompanying prospectus supplement or other offering materials before investing in any securities that may be offered.

USE OF PROCEEDS

Except as may be set forth in any accompanying prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered under this prospectus and any accompanying prospectus supplement or other offering materials for general corporate purposes. Our general corporate purposes may include:

•	the repayment or reduction of indebtedness;

•	repurchase of Corning common stock;

•	working capital requirements;

•	financing acquisitions; and

•	the funding of a portion of our normal, ongoing capital spending program.

We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the applicable prospectus supplement or other offering materials.

SECURITIES WE MAY ISSUE

We may use this prospectus to offer:

•	debt securities issued by Corning;

•	debt warrants and equity warrants issued by Corning;

•	preferred stock issued by Corning;

•	depositary shares relating to preferred stock; and

•	common stock issued by Corning.

A prospectus supplement or other offering materials will describe the specific types, amounts, prices, and detailed terms of any of these securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

Set forth below is information concerning our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges including preferred stock dividends. For purposes of determining the ratio of earnings to fixed charges, earnings consists of earnings from continuing operations before taxes on income, equity in earnings of associated companies and minority interests, dividends received from equity investees, amortization of previously capitalized interest and fixed charges net of capitalized interest. Fixed charges consists of interest on indebtedness, including capitalized interest, amortization of debt issuance costs and a portion of rental expenses which represents an appropriate interest rate factor.

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	28.5x	15.3x	10.6x	6.3x	*	*
Ratio of earnings to combined fixed charges including preferred stock dividends	—	—	—	—	*	*

*	Loss before taxes and fixed charges as adjusted were inadequate to cover total fixed charges by approximately $1,458 million and $650 million and inadequate to cover fixed charges and pre-tax preferred dividend requirement by approximately $1,458 million, $650 million at December 31, 2004, and 2003 respectively.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities Will Be Issued Under an Indenture

Any debt securities to be offered will be governed by an “indenture” between Corning and The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan) which acts as trustee, dated as of November 8, 2000. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	Second, the trustee performs administrative duties for us, which include sending you interest payments and notices.

We may issue as many distinct series of debt securities under each indenture as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of your series will be described in the accompanying prospectus supplement or other offering materials. Those terms may vary from the terms described here. The prospectus supplement or other offering materials may also describe special federal income tax consequences of the debt securities.

This Section Is Only a Summary

This section and the prospectus supplement or other offering materials summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security.

The indenture and its associated documents, including your debt security, contain the full text of the matters described in this section and the prospectus supplement or other offering materials. The indenture and the debt securities are governed by New York law. We have filed the indenture with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We will issue debt securities in book-entry form only, unless we specify otherwise in a prospectus supplement or other offering materials. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture — we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each debt security in book-entry form only, unless we specify otherwise in a prospectus supplement or other offering materials. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement or other offering materials, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or other offering materials for a particular debt security indicate that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Special Situations When a Global Security Will Be Terminated.” The global security may be a master global security, although the prospectus supplement or other offering materials will not indicate whether it is a master global security. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Debt Securities.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “— Default, Remedies and Waiver of Default”.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Ranking

Each series of debt securities will not be secured by any property or assets of Corning and will not be subordinated to any other obligations of Corning.

Redemption and Repayment

Unless otherwise indicated in a prospectus supplement or other offering materials, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement or other offering materials specify a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the prospectus supplement or other offering materials specify one or more repayment dates.

If a prospectus supplement or other offering materials specify a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If a prospectus supplement or other offering materials specify a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

In the event that we exercise an option to redeem any debt security, we will give to the trustee notice of the principal amount of the debt security to be redeemed no later than 60 days before the applicable redemption date and to the holder written notice of the principal amount of the debt security to be redeemed, not less than 15 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices”.

If a prospectus supplement or other offering materials specify a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Conversion

Your debt securities may be convertible into or exchangeable for common stock or other securities of Corning if the prospectus supplement or other offering materials so provide. If your debt securities are convertible or exchangeable, the prospectus supplement or other offering materials will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement or other offering materials would also include provisions regarding the adjustment of the number of shares of common stock or other securities of Corning to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another entity. We are also permitted to sell substantially all our assets to another entity. We may not take any of these actions, however, unless all the following conditions are met:

•

Where we merge out of existence or sell our assets, the successor firm must agree to be legally responsible for the debt securities and must be organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “— Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called “liens.” This limitation is discussed below under “— Restrictive Covenants and Defeasance — Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

Restrictive Covenants and Defeasance

Restrictions on Liens

Corning will not, and will not permit any of its domestic subsidiaries to, become obligated on any new debt that is secured by a lien on any of its or its domestic subsidiary’s principal domestic manufacturing properties, or on any shares of stock or debt of any of its domestic subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to the direct holders of the debt securities.

Corning does not need to comply with this restriction if the amount of all debt that is secured by liens on its principal domestic manufacturing properties is less than 10% of its consolidated net tangible assets. In performing this calculation, debt secured would include the new debt and the securities which it would secure as described in the previous paragraph.

This restriction on liens does not apply to debt secured by the following types of liens, and Corning can disregard this debt when it calculates the limits imposed by this restriction:

•

liens on the property of any domestic subsidiaries of Corning, or on their shares of stock or debt, if those liens existed at the time the corporation became a domestic subsidiary of Corning or as of the date that debt securities are first issued under the indenture;

•	liens in favor of Corning or its domestic subsidiaries;

•

mechanic’s liens, tax liens, liens in favor of, and to secure payments or the acquisition of property from any governmental body by law or because of a contract Corning has entered into, and other liens incidental to construction, conduct of business or ownership of its property or of any domestic subsidiary;

•

liens on property that existed at the time Corning acquired the property, including property it may acquire through a merger or similar transaction, or that it granted in order to purchase, alter or construct the property, sometimes called “purchase money mortgages”; and

•	liens arising from any judgment, decree or order of a court so long as proceedings to review these judgments have not been terminated or the period in which to initiate proceedings has not expired.

Corning can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

Corning and its subsidiaries are permitted to have as much unsecured debt as they may choose, the indenture does not restrict liens on any of the shares of stock of Corning or of less than 80%-owned subsidiaries.

Restrictions on Sales and Leasebacks

Corning will not, and will not permit any of its domestic subsidiaries to, enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless it complies with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between Corning or a domestic subsidiary and a bank, insurance company or other lender or investor where Corning or the domestic subsidiary leases a principal domestic manufacturing property, for more than three years, which was or will be sold by Corning or the domestic subsidiary to that lender or investor more than 180 days after the completion of construction of the property and the beginning of its full operation.

Corning does not need to comply with this restriction if the amount of attributable debt is less than 10% of its consolidated net tangible assets. Corning can comply with this restrictive covenant if it retires an amount of funded debt, within 180 days of the transaction, equal to at least the net proceeds of the sale of the principal domestic manufacturing property that it leases in the transaction or the fair value of that property, subject to credits for voluntary retirements of debt securities and funded debt it may make, whichever is greater.

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Corning and one of its domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less.

Definitions Relating to our Restrictive Covenants

The following are the meanings of the terms that are important in understanding the restrictive covenants previously described:

•	“attributable debt” means the total net amount of rent, discounted at a rate of 15% per annum compounded semi-annually, that is required to be paid during the remaining term of any lease.

•

“consolidated net tangible assets” is the total amount of assets, less reserves and other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as these amounts appear on the most recent consolidated balance sheet of Corning and computed in accordance with generally accepted accounting principles.

•

A “domestic subsidiary” means any subsidiary of Corning except one which neither transacts a substantial portion of its business in the United States nor regularly keeps a substantial portion of its assets, other than intangible assets, in the United States, nor one that is used primarily to finance the operations of Corning outside of the United States. A “subsidiary” is a corporation or any other entity in which Corning and/or one or more of its other subsidiaries owns at least 80% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

•

“funded debt” means all debt for borrowed money that has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

•

A “principal domestic manufacturing property” is any building, structure or other facility, and the land on which it sits and its associated fixtures, that Corning uses primarily for manufacturing or warehousing, that has a gross book value in excess of 3% of consolidated net tangible assets and that is located in the United States, other than a building, structure or other facility that is financed by industrial revenue bonds or that the board of directors of Corning has determined is not of material importance to the total business that Corning and its subsidiaries conduct.

Defeasance and Covenant Defeasance

Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

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We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates;

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash and debt security or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	We must satisfy certain other conditions imposed by the indenture.

If we fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•

We must deposit in trust for the benefit of the holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates;

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves; and

•	We must satisfy certain other conditions imposed by the indenture.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•

The condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “— Restrictions on Liens” and “— Restrictions on Sales and Leasebacks” and any other covenants that the prospectus supplement or other offering materials may state are applicable to your debt security.

•	The events of default resulting from a breach of covenants, described below in the fourth item under “— Default, Remedies and Waiver of Default — Events of Default”.

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, like our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

With respect to your debt security, when we refer to an event of default, we mean any of the following:

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not deposit any sinking fund payment on its due date.

•

We remain in breach of our covenants described under “— Restrictive Covenants and Defeasance — Restrictions on Liens” and “— Restrictive Covenants and Defeasance — Restrictions on Sales and Leasebacks” above, or any other covenant we make in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series.

•	We file for bankruptcy or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement or other offering materials occurs.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all the debt securities to be due immediately. If an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Corning, the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities if we satisfy certain conditions imposed by the indenture, including paying or depositing with the Trustee a sum sufficient to pay overdue interest principal premium (if any) on the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer to pay the trustee’s reasonable expenses and reasonable protection from liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	A holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of 25% or more in principal amount of all of the relevant debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after the above steps have been taken. During those 60 days, the holders of a majority in principal amount of the related series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after their due date.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all of the relevant series of debt securities. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a particular debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Modification and Waiver of Covenants

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of debt security affected by the change. We cannot:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. This type is limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities.

•

If the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests, which we describe above under “— Mergers and Similar Transactions” and “— Restrictive Covenants and Defeasance”. If the holders agree to waive a covenant, we will not have to comply with it.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Form, Exchange and Transfer

If the debt securities cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in a prospectus supplement or other offering materials, in denominations of $1,000 and amounts that are multiples of $1,000;

You may exchange your debt securities that are not in global form for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

You may exchange or transfer your debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

You will not be required to pay a service charge to transfer or exchange your debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with your proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in a prospectus supplement or other offering materials. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Payment Mechanics

Who Receives Payment

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— What Is a Global Security?”.

Payments on Non-Global Securities.    We will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

Unless otherwise indicated in a prospectus supplement or other offering materials, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest; or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “— Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global security or a non-global security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities, if any, requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the most recently available exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day to which that Bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under either indenture.

Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in a prospectus supplement or other offering materials. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we specify in a prospectus supplement or other offering materials that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those institutions a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee for debt securities to be issued under the indenture. The Bank of New York Mellon acts as the custodian of our corporate cash securities, is a lender in our revolving credit facility, and has provided commercial banking and other services for Corning and its related companies in the past and is expected to do so in the future.

DESCRIPTION OF WARRANTS

Corning may issue warrants to purchase its debt securities, as well as warrants to purchase its preferred or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between Corning Incorporated and a bank or trust company, as warrant agent, all as will be set forth in a prospectus supplement or other offering materials.

Debt Warrants

The following summarizes some of the general terms of the debt warrants. You should read the particular terms of any debt warrants that are offered by us and the applicable debt warrant agreements which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

Corning may issue warrants for the purchase of its debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement or other offering materials. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between Corning and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement or other offering materials relating to the debt warrants being offered by the prospectus supplement. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of debt warrant agreement.

Terms of the Debt Warrants to be Described in the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in a prospectus supplement or other offering materials. This description will include:

•	the title of the debt warrants;

•	the initial offering price;

•	the currency or currency unit in which the price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	the identity of the debt warrant agents;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in a prospectus supplement or other offering materials. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Exercise of Debt Warrants

Unless otherwise indicated in a prospectus supplement or other offering materials, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement or other offering materials. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement or other offering materials relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement or other offering materials relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or other offering materials, we will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you.

Modifications

The debt warrant agreement may be amended by Corning and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that Corning may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect. Corning and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:

•	An increase in the exercise price of the debt warrants;

•	A shortening of the period of time during which the debt warrants may be exercised;

•	Any material and adverse change that affects the exercise rights of the owners of the debt warrants; or

•	A reduction in the number of debt warrants whose owners must consent to the modification or amendment of the debt warrant agreement or the terms of the debt warrants.

Merger, Consolidation, Sale or Other Dispositions

Under the debt warrant agreement, Corning may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of Corning, the successor or assuming corporation will succeed to and be substituted for Corning, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as Corning. Corning will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants.

Enforceability of Rights, Governing Law

The debt warrant agent will act solely as the agent of Corning in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against Corning suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Unless otherwise indicated in a prospectus supplement or other offering materials, each issue of debt warrants and the applicable debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants

The following summarizes some of the general terms and provisions of the equity warrants. You should read the particular terms of the equity warrants that are offered by Corning and the applicable equity warrant agreements, which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

Corning may issue warrants for the purchase of its equity securities such as its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement or other offering materials. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between Corning and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the prospectus supplement or other offering materials relating to the equity warrants being offered. A form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of equity warrant agreement.

Terms of the Equity Warrants to be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in a prospectus supplement or other offering materials. This description will include:

•	the title of the equity warrants;

•	the securities for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

the amount of equity securities initially purchasable upon exercise of each equity warrant and the price at which that amount of equity securities may initially be purchased upon exercise of each equity warrant;

•	the date on which the right to exercise the equity warrants will commence and the date on which this right will expire;

•

if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

•	if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

•	the identity of the equity warrant agent;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Corning.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment if Corning issues a stock dividend to holders of common stock or preferred stock, or if Corning declares a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. Instead of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, Corning may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. Corning may, at its option, reduce the exercise price at any time. Corning will not issue fractional shares upon exercise of equity warrants, but Corning will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger, or sale or conveyance of substantially all of the property of Corning, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in a prospectus supplement or other offering materials, each equity warrant will entitle the holder of equity warrants to purchase for cash the principal amount of equity securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement or other offering materials. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement or other offering materials relating to the equity warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by Corning, unexercised equity warrants will become void.

Equity warrants may be exercised as set forth in the prospectus supplement or other offering materials relating to the equity warrants. Upon receipt of payment and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the prospectus supplement or other offering materials, Corning will, as soon as practicable, forward the equity securities purchasable upon exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining amount of equity warrants.

If you hold your interest in an equity warrant indirectly, you should check with the institution through which you hold your interest in the equity warrant to determine how these provisions will apply to you.

Modifications

The equity warrant agreement may be amended by Corning and the equity warrant agent, without the consent of the holder of any equity warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the equity warrant agreement, or making any provisions in regard to matters or questions arising under the equity warrant agreement that Corning may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of equity warrant certificates in any material respect. Corning and the equity warrant agent also may modify or amend the equity warrant agreement and the terms of the equity warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised equity warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:

•	an increase in the exercise price of the equity warrants;

•	a shortening of the period of time during which the equity warrants may be exercised;

•	any material and adverse change that affects the exercise rights of the owners of the equity warrants; or

•	a reduction in the number of equity warrants whose owners must consent to the modification or amendment of the equity warrant agreement or the terms of the equity warrants.

Merger, Consolidation, Sale or Other Dispositions

Under the equity warrant agreement, Corning may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of Corning, the successor or assuming corporation will succeed to and be substituted for Corning, with the same effect as if it had been named in the equity warrant agreement and in the equity warrants as Corning. Corning will then be relieved of any further obligation under the equity warrant agreement or under the equity warrants.

Enforceability of Rights, Governing Law

The equity warrant agent will act solely as the agent of Corning in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against Corning suitable to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Unless otherwise indicated in a prospectus supplement or other offering materials, each issue of equity warrants and the applicable equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summarizes some of the general terms of the preferred stock of Corning. You should read the particular terms of any series of preferred stock offered by Corning which will be described in more detail in the prospectus supplement or other offering materials relating to such series. The prospectus supplement or other offering materials will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Corning is authorized to issue up to 10,000,000 shares of preferred stock, par value $100 per share. Under the certificate of incorporation of Corning, the board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of the series, except as otherwise stated in the certificate of incorporation.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and will file an amendment to the certificate of incorporation setting forth the terms of the series. Corning will not need to seek shareholder approval for this amendment.

In addition, as described under “Description of Depositary Shares”, Corning, at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement or other offering materials relating to the depositary shares.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Shares of preferred stock issued by Corning may have the effect of rendering more difficult or discouraging an acquisition of Corning deemed undesirable by the board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Corning.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement or other offering materials relating to these series.

Rank

Unless otherwise specified in the prospectus supplement or other offering materials relating to the shares of any series of preferred stock, shares of one series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or other offering materials relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Corning on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Corning may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Similarly, Corning may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of its other stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payments for:

•	all prior dividend periods if the other series of preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement or other offering materials for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Corning.

Redemption

If so specified in a prospectus supplement or other offering materials, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or that of the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by Corning of its preferred stock while there is any arrearage in the payment of dividends will be described in a prospectus supplement or other offering materials.

Any partial redemptions of preferred stock will be made in a way that the board of directors of Corning decides is equitable.

Unless Corning defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Anti-takeover Provisions

See “Description of Common Stock — Fair Price Amendment” and “Description of Common Stock — Other Anti-takeover Provisions of the Certificate of Incorporation and By-Laws” for a discussion of provisions of the certificate of incorporation and by-laws of Corning that would have an effect of delaying, deferring or preventing a change in control of Corning.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Corning, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the prospectus supplement or other offering materials relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock relating to liquidation, including Corning’s common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and the other securities will share in any distribution of available assets of Corning on a ratable basis in proportion to the full liquidation preferences. Holders of these series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement or other offering materials;

•	as otherwise stated in the certificate of designation establishing the series; or

•	as required by applicable law.

Outstanding Preferred Stock

At November 14, 2008, there were no shares of preferred stock outstanding.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement or other offering materials. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement or other offering materials. The prospectus supplement or other offering materials will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement.

General

Corning may, at its option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If it decides to do so, Corning will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Corning and a bank or trust company selected by Corning having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with the approval of Corning, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Preferred Stock

If Corning is to redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Corning redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

Corning will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Corning and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Corning.

Corning may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than Corning, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Corning notice of its intent to do so, and Corning may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Corning which are delivered to the preferred stock depositary and which Corning is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Corning will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Corning and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Corning and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

Corning has authorized the issuance of 3,800,000,000 shares of common stock, par value $.50 per share. As of November 17, 2008, Corning had 1,554,336,160 shares outstanding. Each holder of common stock is entitled to one vote per share for all matters to be voted on by shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid, if any, on any outstanding shares of preferred stock. The current quarterly cash dividend of Corning Incorporated is $.05 per share of common stock. The continued declaration of dividends by the board of directors is subject to the current and prospective earnings, financial condition and capital requirements of Corning and any other factors that the board of directors deems relevant.

Upon voluntary or involuntary liquidation, dissolution or winding up of Corning, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Computershare Investor Services, LLC. The common stock is listed on The New York Stock Exchange, Inc. under the symbol “GLW”.

Fair Price Amendment

In 1985, shareholders of Corning adopted a “fair price amendment” to the certificate of incorporation of Corning that, in general, requires the approval by the holders of at least 80% of the voting power of the outstanding capital stock of Corning entitled to vote generally in the election of directors as a condition for mergers and other forms of business combinations with any beneficial owner of more than 10% of this voting power unless:

•	the transaction is approved by at least a majority of the “continuing directors”, as defined in the certificate of incorporation; or

•	minimum price, form of consideration and procedural requirements are met.

Amendment or repeal of this provision or the adoption of any inconsistent provision requires the affirmative vote of at least 80% of the voting stock unless the proposed amendment or repeal or the adoption of the inconsistent provisions were approved by two-thirds of the entire board of directors and a majority of the continuing directors.

Other Anti-takeover Provisions of the Certificate of Incorporation and By-Laws

In addition to the fair price amendment, the certificate of incorporation and by-laws of Corning contain other provisions that may discourage a third party from seeking to acquire Corning or to commence a proxy contest or other takeover-related action. Corning has classified its board of directors so that one-third of the board is elected each year to three-year terms of office. In addition, holders of common stock may remove a director from office at any time prior to the expiration of his or her term only with cause and by vote of a majority of holders of common stock outstanding. These provisions, together with provisions concerning the size of the board and requiring that premature vacancies on the board be filled only by a majority of the entire board, may not be amended, altered or repealed, nor may we adopt any inconsistent provisions without the affirmative vote of at least 80% of the voting stock of Corning or the approval of two-thirds of the entire board of directors.

The by-laws of Corning contain procedural requirements with respect to the nomination of directors by shareholders that require, among other things, delivery of notice by nominating shareholders to its Secretary not later than 90 days nor more than 120 days prior to the date of the shareholders meeting at which the nomination is to be considered. The by-laws do not provide that a meeting of the board of directors may be called by shareholders.

The certificate of incorporation of Corning provides that no director will be liable to Corning or its shareholders for a breach of duty as a director except as provided by the New York Business Corporation Law.

The effect of these provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if a proposed acquisition transaction were at a significant premium over the then-prevailing market value of the common stock, or to deter attempts to remove the board of directors and management of Corning, even though some or a majority of the holders of common stock may believe these actions to be beneficial.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

VALIDITY OF SECURITIES

The validity of the securities is being passed on for us by Vincent P. Hatton, Esq., Senior Vice President and General Counsel of Corning, and for any underwriters, dealers or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York. Mr. Hatton owns substantially less than 1% of the outstanding shares of Corning common stock.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.